UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2023

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 is incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 8, 2023, Transcat, Inc. (the “Company”) acquired, all of the capital stock of Axiom Test Equipment, Inc. (“Axiom”), a privately-held California corporation, pursuant to an Agreement and Plan of Merger (the “Agreement”), by and among the Company, Axiom Test Equipment, LLC (the “Merger Subsidiary”), Axiom, Gary F. Shilts, trustee of the Shilts Family 2008 Trust, dated 5/6/2008 (the “Shilts Trust”), Joshua Shilts (“J. Shilts”), Shannon Johnson, trustee of the Shannon and Gloria Johnson Living Trust (the “Johnson Trust”), Lavon M. Parrish (“Parrish,” and together with the Shilts Trust, J. Shilts, and the Johnson Trust, the “Shareholders”), Gary F. Shilts (“G. Shilts”), Shannon Johnson (“Johnson”), and Joshua Shilts, as shareholder representative (the “Representative”). Axiom is a rental provider of Electronic Test Equipment to customers across the United States. There were no material relationships between the Merger Subsidiary, Axiom, the Shilts Trust, J. Shilts, the Johnson Trust, Parrish, G. Shilts, Johnson, or the Representative and Transcat or its affiliates, or any director or officer of Transcat, or any associate of any such director or officer, other than in respect of the transaction.

Pursuant to the Agreement, the Company acquired all of the capital stock of Axiom for $38 million, which was paid for in combination of the Company’s common stock, par value $0.50 per share (“Common Stock”), with a value up to $28 million, or up to 315,403 shares (the “Shares”) of Common Stock, of which 43,583 Shares are subject to certain customary holdback provisions and $10 million in cash. The Company issued the Shares in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Agreement contains various representations, warranties, covenants and indemnification of the parties that are customary for a transaction of this nature.

Also on August 8, 2023, the Company and the Shareholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to register for resale the shares of Common Stock received by the Shilts Trust, J. Shilts, the Johnson Trust, and Parrish pursuant to the Agreement under the Securities Act. The Company has agreed to file a registration statement under the Securities Act within 30 days of the closing, or September 7, 2023, to register the Shareholders’ shares for resale and to have such registration statement declared effective (the “Registration Effective Date”) by the US Securities and Exchange Commission (the “SEC”) by the first to occur of  (i) 120 days of the closing, or December 6, 2023, and (ii) five trading days after the SEC notifies the Company that the registration statement will not be reviewed or is not subject to further review.

Also on August 8, 2023, the Company and each of the Shareholders entered into lock-up agreements (each, a “Lock-Up Agreement”) pursuant to which, subject to certain exceptions, they each agreed not to sell or otherwise dispose of 25% of their Shares until the Registration Effective Date, 25% of their Shares until 90 days after the Registration Effective Date, and the remaining 50% of their Shares until 180 days after the Registration Effective Date, without the prior written consent of the Company.

Copies of the Agreement, Registration Rights Agreement, and the form Lock-Up Agreement will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Transcat, Inc. Press Release dated August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: August 8, 2023	By:	/s/ James M. Jenkins
James M. Jenkins
Chief Legal Officer, Corporate Development Officer and Corporate Secretary

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